UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: November 4, 2010
(Date of earliest event reported)
CONNORS BROS. HOLDINGS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-166998-03 (Commission File Number)	N/A (IRS Employer Identification Number)

c/o Centre Partners Management
LLC
30 Rockefeller Plaza, 50th Floor
New York, NY
(Address of principal executive	10020
offices)	(Zip Code)
212-332-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.1
EX-99.1

Item 1.01	Entry Into a Material Definitive Agreement.
     On November 4, 2010, Connors Bros. Holdings, L.P. (the “Company”), Clover Leaf Seafood Cooperatief U.A. (the “Coop”), Clover Leaf Seafood 2 B.V. (“BV2,” and together with the Company and Coop, the “Sellers”) and, solely for purposes of Section 5.9 thereof, Bumble Bee Foods, L.P. (“BBF LP”), entered into a Transaction Agreement (the “Transaction Agreement”) with Lion/Big Catch Luxembourg 1 S.à r.l. (“Lion”), pursuant to which Lion has agreed to purchase (the “Purchase”) for $980 million in cash, subject to certain adjustments (the “Purchase Price”), (i) from the Company, 100% of the outstanding capital stock of Stinson Seafood (2001), Inc., a Delaware corporation (“Stinson”) , (ii) from the Coop, 100% of the outstanding shares in the capital of Clover Leaf Seafood B.V. (“BV1”) and (iii) from BV2, a certain intercompany note or receivable owing from Clover Leaf Holdings Company to BV2 (the “Note”).
     The consummation of the Purchase is subject to customary conditions to closing, including the receipt of requisite antitrust approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the representations and warranties of the parties being true as of the closing date (subject to certain materiality qualifications), the covenants of the parties required to be performed before the closing having been performed in all material respects, the absence of a material adverse effect on the business of Stinson, BV1 and their respective subsidiaries (taken as a whole), and the delivery on the closing date of a notice of redemption with respect to the Notes (as defined below) and the satisfaction and discharge of the indenture governing such Notes. The consummation of the Purchase will not occur until the final day of the “marketing period” under the Transaction Agreement (unless Lion determines to consummate the Purchase prior to the end of such marketing period). The marketing period consists of 20 consecutive business days commencing no earlier than November 15, 2010. Throughout the marketing period, Lion will have received from the Sellers certain financial statements and other financial and other information related to Lion’s debt financing, nothing may occur and no condition may exist that would cause certain of the closing conditions to fail to be satisfied at any time during such period, and the parties must make all appropriate filings required under the HSR Act. Furthermore, all applicable waiting periods under the HSR Act must have expired or terminated at least 9 business days prior to the end of the marketing period, and the entirety of such 20 consecutive business day period must occur either prior to or on December 17, 2010 or after January 2, 2011. Finally, the marketing period will be deemed not to have commenced if during such period the auditors with respect to the financial statements delivered to Lion, as described above, withdraw their opinion with respect to such financial statements.
     Lion has obtained equity commitments from Lion Capital Fund III, L.P. and certain of its related entities, and third party debt financing commitments for the Purchase, the aggregate proceeds of which will be sufficient for Lion to pay the Purchase Price and all related fees and expenses. The Sellers are required to provide customary cooperation in connection with Lion’s debt financing. However, consummation of the Purchase is not subject to a financing condition.
     The Transaction Agreement contains certain customary termination rights, including each party’s right to terminate the Transaction Agreement if the Purchase has not been consummated prior to December 30, 2010. Lion will be required to pay the Sellers a reverse termination fee of $30,000,000 upon termination of the Transaction Agreement by any Seller (i) under circumstances in which all of the conditions of Lion to the closing of the Purchase have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing but provided that those conditions would have been satisfied) and Lion fails to consummate the Purchase within the time frame required under the Transaction Agreement, or (ii) due to a Willful Breach (as defined in the Transaction Agreement) by Lion of the Transaction Agreement (subject to a limited cure period for any Willful Breach that is curable).

The Sellers have the right to specifically enforce Lion to perform its obligations under the Transaction Agreement with respect to obtaining financing and regulatory approvals. If Lion’s closing conditions to the Purchase are satisfied (other than those conditions that by their terms are to be satisfied at the closing but provided that those conditions would be satisfied) and the debt financing is unconditionally available to be drawn down by Lion (and the lenders stand ready and willing to fund such financing), then the Sellers have the right to specifically enforce Lion to consummate the Purchase. If Lion’s closing conditions to the Purchase are satisfied (other than those conditions that by their terms are to be satisfied at the closing but provided that those conditions would be satisfied) and the debt financing is unconditionally available to be drawn down by Lion, the Sellers are entitled to cause Lion to enforce the terms of the equity and debt commitment letters.
     Lion Capital Fund III, L.P. and certain of its related entities have provided a limited guarantee in favor of the Sellers, dated November 4, 2010, guaranteeing the payment by Lion of its reverse termination fee under the Transaction Agreement subject to the terms and conditions set forth in such limited guarantee.
     The Transaction Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Sellers are providing limited indemnification for breaches of representations, warranties and covenants. Recourse for the above Seller indemnification obligations, as well as for any post-closing purchase price adjustment, is limited to an aggregate $35 million escrow funded by the Sellers out of the proceeds of the Purchase Price.
     Concurrent with the consummation of the Purchase, Bumble Bee Foods, LLC, Connors Bros. Clover Leaf Seafoods Company and Bumble Bee Capital Corp. will deliver a notice of redemption to effect the redemption and/or satisfaction and discharge of all outstanding Senior Secured Notes due 2015 (the “Notes”), issued by Bumble Bee Foods, LLC, Connors Bros. Clover Leaf Seafoods Company and Bumble Bee Capital Corp. and guaranteed by the Company and its other subsidiaries.
     The foregoing description of the Transaction Agreement and the transactions contemplated therein is qualified in its entirety by reference to the full text of the Transaction Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.
Cautionary Statements
     Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described in this report, the Transaction Agreement is not intended to be a source of factual, business or operational information about the parties.
     The representations, warranties, covenants and agreements made by the parties in the Transaction Agreement are made as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the Transaction Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Transaction Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to you or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts.

Item 8.01. Other Events.
     On November 4, 2010, Centre Partners and Lion issued a press release announcing the execution of the Transaction Agreement. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
2.1	Transaction Agreement, dated November 4, 2010, by and among Connors Bros. Holdings, L.P., Clover Leaf Seafood Cooperatief U.A., Clover Leaf Seafood 2 B.V., Lion/Big Catch Luxembourg 1 S.à r.l. and, solely for purposes of Section 5.9 thereof, Bumble Bee Foods, L.P.

99.1	Press release issued by Centre Partners and Lion on November 4, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONNORS BROS. HOLDINGS, L.P.
(Registrant)

/s/ Kent McNeil
Kent McNeil
Executive Vice President and Chief Financial Officer

Date: November 5, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1	Transaction Agreement, dated November 4, 2010, by and among Connors Bros. Holdings, L.P., Clover Leaf Seafood Cooperatief U.A., Clover Leaf Seafood 2 B.V., Lion/Big Catch Luxembourg 1 S.à r.l. and , solely for purposes of Section 5.9, Bumble Bee Foods, L.P.

99.1	Press release issued by Centre Partners and Lion on November 4, 2010.